UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 19, 2016

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer ID No.)
incorporation or organization)

170 North Radnor-Chester Road
Suite 200
Radnor, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	610-293-0600

Not applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 19, 2016, the Board of Directors (the “Board”) of Safeguard Scientifics, Inc. (the “Company”) approved and adopted Second Amended and Restated Bylaws (the “Amended Bylaws”). Apart from non-substantive language and conforming changes, and other technical and cross-reference edits, the Amended Bylaws were amended and restated to modify the following provisions, which provisions were effective immediately upon adoption:

•
Article I, Section 3, Article II, Section 7, Article III, Section 12, and Article IX, Section 13 were amended to update the cross references to the Pennsylvania Business Corporation Law of 1988, as amended;

•	Article II, Section 1 was amended to provide clarifying language related to certain meeting requirements that apply to shareholder meetings held by means of electronic communication technology;

•
A new Section 13 was added to Article II to add advance notice provisions, which set forth the process that a shareholder must follow to propose matters for action to be taken at a shareholder meeting, including director nominations; and

•	Article VI, Section 7 was removed as the Rights Agreement referenced in that section terminated in 2010.

The foregoing description of the changes embodied in the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended Bylaws. A copy of the Amended Bylaws is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 9.01.    Financial Statements and Exhibits

(d)    Exhibits

3.1 Second Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	October 20, 2016	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Chief Operating Officer, Executive Vice President and Managing Director

EXHIBIT INDEX

Exhibit No.    Document

3.1        Second Amended and Restated Bylaws